Exhibit 2.6

Filed in the Office of Secretary of State State Of Nevada Business Number C33445 - 2003 Filing Number 20200916325 Filed On 9/16/2020 2:55:00 PM Number of Pages 2

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BARBARA K. CEGAVSKE Secretary of State . 202 North Carson Street Carson City , Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 4 T 5 C c 6 ( .. Profit Corporation: Certificate of Amendment <PuRsuANTro NRs 1s.3so& 1s.385/78.390} Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANT ro NRs 1a.4o3) Officer's Statement PuRsl,JANrr o . NRs so . 030 . Effective Date and ime: (Opt i ona l) . Information Being hanged: {Domestic orporations only) Changes to takes the following effect: D The entity name has been amended. 0 The registered agent has been changed . (attach Certificate of Acceptance from new registered agent) O T he purpose of the entity has been amended. [gJ The authorized shares have been amended. L] The directors , managers or general partners have been amended . LJ IRS tax language has been added. D Articles have been added. D Articles have been deleted. Other. The artic,I . havf:l . b f:I D . . ':1!1' . . fe>l . 1(? : . (p <>.vi . t1 cl . nu ber , . if aila,ble) ... The par value for all shares has been lowered to 0.0001 (attach additional page(s) if necessary) ( is 1 - L :; l - ft: P - - .= - · : · _ ] · S ign a t u r e j J Qff i c e r or Authorized Signer f ut -- ;:; - " : ;',( c nt l e . . . . - . - , x IX . . . - a · OifLcf..sJ L _J Signatu r e of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition t the affirma i tve vote otherw i se required, of the holders of shares representing a majority of the voting power of each c l ass or series affected by the amendment regardless to limitations or restrictions on the voting power there.of . . Signature : Required) · Please ' include any required or optional information in space below: ( ach l:ldditiona . lpc19e(s)if nec:essary) This fonn must be accompan i ed by appropriate fees .

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